EXHIBIT 3.1


                           ARTICLES OF INCORPORATION

                                       OF

                                B. TWELVE, INC.


         The undersigned, for the purpose of forming a corporation under the Florida General Corporation Act, hereby adopt the following articles of incorporation:

                                  ARTICLE ONE
                                  -----------

         The name of this corporation is B. TWELVE, INC.

                                  ARTICLE TWO
                                  -----------

         The corporation is to have perpetual existence.

                                 ARTICLE THREE
                                 -------------

         This Corporation may engage in any activity or business permitted under the Laws of the State of Florida.

                                  ARTICLE FOUR
                                  ------------

         4.01 The aggregate number of shares which the corporation shall have the authority to issue is 1,000, all of which shall be common shares with a par value of $1.00 per share.

         4.02 The minimum amount of paid-in capital with which the corporation shall begin business shall be not less than One Thousand Dollars ($1,000.00).

                                  ARTICLE FIVE
                                  ------------

         5.01 The street address of the initial corporate office of the corporation is 701 Northpoint Parkway, Suite 330, West Palm Beach, Florida 33407.

         5.02 The name and address of the initial Registered Agent for this corporation to accept service of process, within the State of Florida is Michael
S. Singer, Esquire, 701 Northpoint Parkway, Suite 330, West Palm Beach, Florida 33407.



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                                  ARTICLE SIX
                                  -----------

         6.01 The name and address of the incorporator of this corporation is Michael S. Singer, Esquire, 701 Northpoint Parkway, Suite 330, West Palm Beach, Florida 33407.

         6.02 Said incorporator is over the age of eighteen (18) years; is ??? juris, and is a citizen of the United States.

                                 ARTICLE SEVEN
                                 -------------

         7.01 One (1) director shall constitute the initial Board of Directors of the corporation, buy the Bylaws may provide for such increase or decrease in number thereof as is authorized by law.

         7.02 The name and address of the members of the first Board of Directors are:

     Name                    Address
     ----                    -------

Michael S. Singer        701 Northpoint Parkway
                         Suite 330
                         West Palm Beach, FL  33407

                                 ARTICLE EIGHT
                                 -------------

         Nothing in these articles of incorporation shall be taken to limit the power of this corporation.

                                  ARTICLE NINE
                                  ------------

         The effective date of this corporation shall be the filing date of these Articles of Incorporation.

         IN WITNESS WHEREOF, the undersigned has made and subscribed these articles of incorporation this 27th day of March, 1999.

                                                   By  /s/ Michael S. Singer
                                                      ------------------------
                                                           MICHAEL S. SINGER
                                                           Incorporator


                                       2

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STATE OF FLORIDA
COUNTY OF PALM BEACH

         Before me, the undersigned authority, personally appeared MICHAEL S. SINGER, to me to be the person described in and who subscribed the above and foregoing Articles of Incorporation; and who acknowledged that he made and subscribed the same for the purposes and uses set forth therein.

         IN WITNESS WHEREOF, I have set my hand and affixed my official seal in the above- named County and State this 3rd day of March, 1999.

                                                     /s/ Patti K. Babka
                                                     ---------------------------
                                                     Notary Public



                                                     My Commission Expires:
                                                      [GRAPHIC OMITTED]


                                       3

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                                STATE OF FLORIDA
                                ----------------
                              DEPARTMENT OF STATE
                              -------------------

         Certificate Designating Place of Business or Domicile for the Service
         ---------------------------------------------------------------------
         of Process Within This State, Naming Agent Upon Whom Process May be
         -------------------------------------------------------------------
         Served and Names and Addresses of the Officers and Trustees.
         ------------------------------------------------------------

         The following is submitted, in compliance with Chapter 48.091, Florida Statutes.

         B. TWELVE, INC., a corporation organized under the laws of the State of Florida, with its principal office at 701 Northpoint Parkway, Suite 330, West Palm Beach, FL 33407, has named MICHAEL S. SINGER, ESQUIRE, located at 701 Northpoint Parkway, Suite 330, West Palm Beach, Florida 33407, as its agent to accept service of process within this State.

                                    OFFICERS
                                    --------

NAME                        TITLE                    ADDRESS

Michael S. Singer         President               701 Northpoint Parkway
                          Secretary/              Suite 330
                          Treasurer               West Palm Beach, FL  33407

                                   DIRECTORS
                                   ---------

Michael S. Singer                                 701 Northpoint Parkway
                                                  Suite 330
                                                  West Palm Beach, FL  33407

ACCEPTANCE:

         I agree as Registered Agent to accept Service of Process; to keep the office open during prescribed hours; to post my name (and any other officers of said corporation authorized to accept service or process at the Florida designated address) in some conspicuous place in the office as required by law.



                                                /s/ Michael S. Singer
                                                -------------------------------
                                                    MICHAEL S. SINGER
                                                    Registered Agent




                                       4

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                              ARTICLES OF AMENDMENT
                              ---------------------
                               FOR B. TWELVE, INC.
                               -------------------

         Pursuant to Florida Statutes Section 607.1006, the Articles of Incorporation of the above named corporation are hereby amended as follows:

         1. Article 4, Section 4.01 shall be restated in its entirety to state:

         4.01 The aggregate number of shares which the corporation shall have the authority to issue is 1,000,000 preferred shares and 25,000,000 common shares all with a par value of $1.00 per share.

         2. There shall be an Article 4, Section 4.03 added and shall state:

         4.03 The shareholders shall have preemptive rights in the stock of the corporation as set forth in the Shareholders' Agreement.

         3. Article Seven, Section 7.01 and Section 7.02 shall be restated in their entirety to state:

         7.01 Two (2) directors shall constitute the initial Board of Directors of the corporation, but the Bylaws may provide for such increase or decrease in number thereof as is authorized by law.

         7.02 The name and address of the members of the first Board of Directors are:

Name                Address
----                -------

Dr. Uri Sagman      13 Old Forest Hill Road
                    Toronto, Ontario  M5P 2P6

Jean-Luc Berger     207 Robert Hicks Drive
                    North York, Ontario  M2R 3R3

         4. Pursuant to Section 607.1006 (1)(e) and 607.1006 (2), Florida Statutes, the foregoing amendment was made and approved by the Incorporator without Shareholder action. The amendment was adopted on April 27, 1999.

         Accordingly I have executed these Articles of Amendment on April 27,
1999

                                                /s/ Michael S. Singer
                                                ------------------------------
                                                MICHAEL S. SINGER, Incorporator

STATE OF FLORIDA

COUNTY OF PALM BEACH

         The foregoing instrument was acknowledged before me this 26th day of April, MICHAEL S. SINGER, the incorporator, on behalf of the Corporation and who is personally known to me.


                                                     /s/ Patti K. Babka
                                                     -------------------------
                                                     NOTARY PUBLIC



My Commission Expires:

 [GRAPHIC OMITTED]

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                                STATE OF FLORIDA

                               [GRAPHIC OMITTED]

                              Department of State

I certify from the records of this office that B. TWELVE, INC. is a corporation organized under the laws of the State of Florida, filed on March 5, 1999.

The document number of this corporation is P99000022237.

I further certify that said corporation has paid all fees due this office through December 31, 2001, that its most recent annual report/uniform business report was filed on August 27, 2001, and its status is active.

I further certify that said corporation has not filed Articles of Dissolution.


                                               Given under my hand and the
                                            Great Seal of the State of Florida
                                           at Tallahassee, the Capitol, this the
                                              Twenty-eight day of August, 2001




                                                     /s/ Katherine Harris
                                                     -------------------------
                                                     Katherine Harris
                                                     Secretary of State

GREAT SEAL OF THE STATE OF FLORIDA

     [GRAPHIC OMITTED]


     IN GOD WE TRUST